UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 27, 2004

MASTEC, INC.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

0-08106	65-0829355
(Commission File Number)	(IRS Employer Identification No.)

800 S. Douglas Road, 12th Floor, Coral Gables, Florida 33134
(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 9.	Regulation FD Disclosure (furnished under Item 12, Disclosure of Results of Operations and Financial Condition)

        In MasTec’s April 13, 2004 earnings conference call, an inquiry was made by a listener as to the Company’s “free cash flows” for the year and three months ended December 31, 2003. It is not the Company’s practice to disclose “free cash flows” as that term was defined by the listener. The amounts provided in the Company’s response to that inquiry (approximately $10 million for the year ended December 31, 2003 and $4.2 million for the three months ended December 31, 2003) represent the Company’s net increase in cash and cash equivalents for those periods, as defined by GAAP.

        The information provided in this Form 8-K is being furnished under Item 12, Disclosure of Results of Operations and Financial Condition, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MasTec Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 27, 2004	MASTEC, INC. By: /s/ Austin Shanfelter —————————————— Austin Shanfelter Chief Executive Officer MASTEC, INC.